Exhibit 99.1

Park Environmental Equipment, Ltd.

Financial Statements

December 31, 2020

INDEPENDENT AUDITOR'S REPORT

To the Partners of

Park Environmental Equipment, Ltd.

Houston, TX

We have audited the accompanying financial statements of Park Environmental Equipment, Ltd. (a limited partnership) (the ''Company''), which comprise the balance sheet as of December 31, 2020, and the related statements of income, changes in partners' capital, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Park Environmental Equipment, Ltd. as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Armanino LLP

Armanino LLP

Dallas, Texas

June 4, 2021

Park Environmental Equipment, Ltd.
Balance Sheet
December 31, 2020

ASSETS
Current assets
Cash	$19,247,223
Accounts receivable, net	8,630,389
Inventory	5,576,550
Prepaid expenses	67,977
Total current assets	33,522,139

Property and equipment, net	5,037,022
Total assets	$38,559,161
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$1,678,375
Paycheck protection program loan, current	1,412,037
Accrued employee benefits	409,736
Sales tax payable	700,493
Other	32,749
Total current liabilities	4,233,390

Paycheck protection program loan, net of current	562,963
Total liabilities	4,796,353

Commitment and contingencies (Note 7)

Partners' capital	33,762,808
Total liabilities and partners' capital	$38,559,161

The accompanying notes are an integral part of these financial statements.

Park Environmental Equipment, Ltd.
Statement of Income
For the Year Ended December 31, 2020

Revenue, net of sales discounts	$66,539,046

Cost of goods sold	38,525,166

Gross profit	28,013,880

Operating expenses
General and administrative	17,534,385
Depreciation and amortization	871,462
Total operating expenses	18,405,847

Income from operations	9,608,033

Other income (expense)
Interest expense	(28,800)
Third party monthly lease	15,000
Interest income	94,407
Dividend income	9,564
Gain (loss) on sale of assets	19,045
Total other income (expense), net	109,216

Net income	$9,717,249

The accompanying notes are an integral part of these financial statements.

Park Environmental Equipment, Ltd.
Statement of Changes in Partners' Capital
For the Year Ended December 31, 2020

	General Partner	Limited Partners	Total
Balance, January 1, 2020	$293,854	$29,091,507	$29,385,361

Distributions	(53,398)	(5,286,404)	(5,339,802)

Net income	97,172	9,620,077	9,717,249

Balance, December 31, 2020	$337,628	$33,425,180	$33,762,808

The accompanying notes are an integral part of these financial statements.

Park Environmental Equipment, Ltd.
Statement of Cash Flows
For the Year Ended December 31, 2020

Cash flows from operating activities
Net income	$9,717,249
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	871,462
Gain on sale of assets	(19,045)
Changes in operating assets and liabilities
Accounts receivable, net	572,508
Inventory	(766,221)
Prepaid expenses	(37,980)
Accounts payable	108,857
Note receivable ‑ related party	3,330,015
Shareholder payable	(646,176)
Accrued employee benefits	18,333
Accrued expenses and other payables	(20,619)
Sales tax payable	(56,308)
Net cash provided by operating activities	13,072,075

Cash flows from investing activities
Purchases of property and equipment	(477,317)
Proceeds on disposal of property and equipment	58,528
Net cash used in investing activities	(418,789)

Cash flows from financing activities
Proceeds from Paycheck Protection Program loan	1,975,000
Distributions made to partners	(5,339,802)
Net cash used in financing activities	(3,364,802)

Net increase in cash and cash equivalents	9,288,484

Cash and cash equivalents, beginning of year	9,958,739

Cash and cash equivalents, end of year	$19,247,223

The accompanying notes are an integral part of these financial statements.

Park Environmental Equipment, Ltd.
Notes to Financial Statements
December 31, 2020

1.	NATURE OF OPERATIONS

Park Environmental Equipment, Ltd. (the "Company") was incorporated in the state of Texas and has been a technology leader in the Water industry for over 35 years. The Company operates five lines of products including Stormwater, Wastewater, Domestic & Fire protection, Pump Lift stations, and Chemical processing. The Company is a Partnership with 1% owned by a General Partner and 99% owned by various Limited Partners.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates.

Cash and cash equivalents

For purposes of the statement of cash flows and balance sheet presentation, cash equivalents include readily available marketable securities with an original maturity of 90 days or less. The Company had no cash equivalents as of December 31, 2020.

Accounts receivable

The Company has non‑interest bearing accounts receivable from its customers. Management evaluates its customers' credit risk prior to extending credit and will sometimes require a production charge of 50% due upon approval for new customers. Customers without established accounts must settle their account in full prior to delivery. Management considers trade receivables to be past due between 30 and 120 days after billing. The Company has the advantage of Mechanic Lien Laws, and has an immaterial amount of bad debt. Management reviews account receivables on a regular basis to determine if any receivable will be uncollectible. After all efforts to collect have failed, the receivable is written off. Bad debt expense totaled $102,073 for the year ended December 31, 2020. The Company did not record an allowance for doubtful accounts for the year ended December 31, 2020, as any amounts are considered immaterial to the financial statements.

Inventory

Inventory, consisting of raw materials, work in process and finished goods, is stated at the lower of cost, determined on a first‑in, first out basis, or net realizable value. Management provides an allowance for obsolete inventory based on the age and estimated marketability of its products relative to historical and anticipated future sales. Management has determined that no allowance was necessary at December 31, 2020.

Park Environmental Equipment, Ltd.
Notes to Financial Statements
December 31, 2020

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment is stated on the basis of cost less accumulated depreciation. Depreciation and amortization is calculated using an accelerated method over the estimated useful life of the respective asset ranging between 5 and 39 years, which reasonably approximates the straight‑line method under GAAP. Leasehold improvements are amortized over the lesser of the useful life of the asset or the term of the lease. The cost of normal repairs and maintenance that do not extend the useful life or increase the productive capacity of the assets are charged to expense as incurred. The costs and accumulated depreciation and amortization of assets retired or sold are removed from assets and related accumulated depreciation and amortization accounts, and gains or losses thereon are included in income.

Impairment of long‑lived assets

The Company reviews long‑lived assets, including property and equipment, for impairment indicators on an annual basis or whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. There was no impairment to long‑lived assets for the year ended December 31, 2020.

Revenue recognition

Management and the Company has analyzed the provisions of the Financial Accounting Standards Board's (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and has concluded that no changes are necessary to conform with the new standard. The Company's sales contain a single delivery element and revenue is recognized at a single point in time when ownership, risks and rewards transfer. Delivery is considered to have occurred when the title and risk of loss passes to the customer, which occurs at the time of shipment. Revenue is recorded net of estimated returns and discounts.

Advertising costs

Advertising costs are expensed as incurred and are included in general and administrative expenses in the accompanying statement of income. Advertising costs totaled $133,908 for the year ended December 31, 2020.

Income taxes

The Partnership is not liable for the payment of federal income taxes. All items of income and loss are reported to the partners who are responsible for the payment of any applicable taxes. Therefore, no provision or liability for federal income taxes has been recorded in the accompanying financial statements.

Park Environmental Equipment, Ltd.
Notes to Financial Statements
December 31, 2020

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

As of December 31, 2020, no significant uncertain tax positions have been identified. If applicable, interest and penalties related to uncertain tax positions are recognized in income tax expense as incurred. No such amounts were recognized during the year ended December 31, 2020.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable.

The Company has one vendor who accounted for 12% of total revenues for the year ended December 31, 2020. The Company has no customers representing greater than 10% of the Company's accounts receivable for the year ended December 31, 2020.

The Company maintains its cash in bank deposit accounts which, at times, exceeds federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Subsequent events

Management of the Company has evaluated subsequent events through June 4, 2021, the date the financial statements were available to be issued, and summarized in Note 9, of these financial statements.

3.	INVENTORY

Inventory consisted of the following:

Work in process	$4,203,109
Finished goods	1,373,441
$5,576,550

Park Environmental Equipment, Ltd.
Notes to Financial Statements
December 31, 2020

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

Equipment	$2,968,062
Furniture	347,557
Leasehold improvements	3,589,453
Vehicles	4,298,226
11,203,298
Accumulated depreciation	(6,166,276)
$5,037,022

The Company incurred $871,462 in depreciation and amortization expense for the year ended December 31, 2020.

5.	RELATED PARTY TRANSACTIONS

Related party leases

The Company entered into certain leasing arrangements with an entity affiliated with the Company through common ownership and has guaranteed certain financing arrangements associated with the leased property. See Note 7 for further discussion.

6.	PAYCHECK PROTECTION PROGRAM LOAN

The Company received a loan from a lending institution in the amount of $1,975,000 under the Paycheck Protection Program (“PPP”) established by the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The loan is subject to a note dated May 7, 2020 and may be forgiven to the extent proceeds of the loan are used for eligible expenditures such as payroll and other expenses described in the CARES Act. The Company believes they have complied with the provisions of the program and expects that the loans will be forgiven.

7.	COMMITMENTS AND CONTINGENCIES

The Company leases office equipment under multiple operating leases which expire in various years through 2025.

Park Environmental Equipment, Ltd.
Notes to Financial Statements
December 31, 2020

7.	COMMITMENTS AND CONTINGENCIES (continued)

The scheduled minimum lease payments under the lease terms are as follows:

Year ending December 31,

2021	$43,460
2022	43,460
2023	27,671
2024	5,567
2025	2,784
$122,942

Rent and lease expense for the year ended December 31, 2020 totaled approximately $3,589,000, of which $3,561,000, respectively, was related to leasing arrangements with an affiliated company. Rental agreements with the affiliated company are on a month to month basis and future minimum payments relating to these agreement are not required.

The Company is subject to legal proceedings and claims, which arise in the ordinary course of business. It is management's opinion that the outcome of these actions will not have a material effect on the financial statements of the Company.

8.	PROFIT SHARING PLAN

The Company has a profit sharing plan with a 401(k) feature covering all qualified employees. The plan provides for contributions by employees and discretionary contributions by the Company, determined by the Company's Board of Directors. The Company contributed $732,434 to the plan for the year ended December 31, 2020.

9.	SUBSEQUENT EVENTS

Management has evaluated subsequent events for recognition or disclosure in the financial statements through June 4, 2021, the date the financial statements were available to be issued, and has determined that there are no subsequent events that require adjustment to, or disclosure in, the financial statements, other than those disclosed below.

On March 30, 2021, the Company received legal forgiveness of the Paycheck Protection Program loan from its financial institution and the SBA.